Exhibit 99.1

E-CENTIVES APPOINTS KAMRAN AMJADI AS ITS CHAIRMAN AND CHIEF EXECUTIVE OFFICER; DADI AKHAVAN WILL RESUME THE POSITION OF PRESIDENT AND ASSUME THE NEW ROLE OF CHIEF MARKETING OFFICER

BETHESDA, MD, April 6, 2005 – E-centives, Inc. (SWX: ECEN), a leading provider of interactive marketing technologies and services, today announced the appointment of Kamran Amjadi as its Chairman and Chief Executive Officer, effective today. Dadi Akhavan will continue his position as President and assume the newly created role of Chief Marketing Officer. Mr. Sean Deson will remain as a Director on the Company’s Board.

The Company had previously transitioned the roles of its Chief Executive Officer from co-founder Kamran Amjadi to co-founder Dadi Akhavan, and its Chairman to Sean Deson. In addition to being a co-founder, Kamran was the Company’s CEO from inception until he resigned in June 2004, and since then has remained involved with E-centives as a consultant. The Board of Directors has unanimously determined that it is in the best interests of E-centives and its stockholders for Kamran to rejoin the Company as Chief Executive Officer.

“Over the past year, we have made a lot of progress in strengthening the Company’s financial position, adding several new clients and expanding our business with existing clients, increasing revenues on a quarterly basis, and decreasing expenses”, said Dadi Akhavan. “To take the Company to the next level we can now really benefit from Kamran’s visionary leadership to continue to innovate our technologies and solutions.”

Kamran Amjadi, E-centives’ newly appointed Chairman and CEO said, “Dadi took the helm of the Company at a critical juncture and his business and operational focus helped build a much stronger position for E-centives. I also know Dadi will make a significant contribution to the Company’s marketing needs and continued efforts required to build market leadership.” Mr. Amjadi continued, “E-centives has tremendous technology assets, and together with our most valuable asset, our employees, we will strive to build a true leader in the interactive marketing space.”

Peter Friedli, E-centives’ Director and one of its largest investors said, “Dadi has done a terrific job leading the Company, especially during challenging times, and I thank him for his tireless dedication to the Company.” Mr. Friedli continued, “I am also really looking forward to Kamran’s leadership and continued positive impact to the business.”

About E-centives, Inc.

E-centives, Inc. is a leading provider of interactive marketing technologies and services that enable companies to acquire and retain consumers and promote more profitable relationships with them. Headquartered in Bethesda, MD, just outside Washington, D.C., and with west coast offices in the San Francisco Bay Area, E-centives, Inc. is traded on the SWX Swiss Exchange under the symbol “ECEN”.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, E-centives cautions investors that any forward-looking statements or projections made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results to differ materially from those projected. Specifically, E-centives forecasts of revenue growth, customer growth and EBITDA are forward looking in nature, and could differ materially from current expectations. E-centives’ future results may be impacted by factors such as technological changes, market acceptance of the company’s services, E-centives ability to grow its customer base, and competitive market pressures, among other things. E-centives’ future results also may be impacted by other risk factors detailed from time to time in the company’s registration statements and Forms 10-K and 10-Q filed with the Securities and Exchange Commission. By making these forward-looking statements, E-centives undertakes no obligation or intention to update these statements after the date of this release.

Contact:

Ivana Pacakova

E-centives, Inc.

1.240.333.6109

ipacakova@e-centives.com